                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Catalyst Semiconductor, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          CATALYST SEMICONDUCTOR, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 4, 1999

TO THE STOCKHOLDERS OF CATALYST SEMICONDUCTOR, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Catalyst Semiconductor, Inc., a Delaware corporation (the "Company"), will be held on November 4, 1999 at 10:00 a.m., local time, at the offices of the Company at 1250 Borregas Avenue, Sunnyvale, California 94089 for the following purposes:

     1. To elect two Class I Directors to serve for a three-year term expiring upon the Annual Meeting of Stockholders next following April 30, 2002, or until such directors' respective successors are duly elected and qualified.

     2. To approve an amendment to the Company's 1993 Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance hereunder by 100,000 shares.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending April 30, 2000.

     4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The enclosed Proxy Statement (the "Proxy Statement") more fully describes the foregoing items and business to be conducted at the Annual Meeting.

     The Board of Directors has fixed the close of business on September 27, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

     After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return, as soon as possible, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify in writing the Secretary of the Company at the Company's principal executive offices, that you wish to vote in person and your proxy will not be voted. The Company's principal executive offices are located at 1250 Borregas Avenue, Sunnyvale, California 94089. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          PETER COHN
                                          Secretary

Sunnyvale, California
October 4, 1999

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND IN ANY EVENT NO LATER THAN NOVEMBER 1, 1999 IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                          CATALYST SEMICONDUCTOR, INC.
                            ------------------------

                                PROXY STATEMENT
                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 4, 1999
                            ------------------------

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Catalyst Semiconductor, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on November 4, 1999 at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company at 1250 Borregas Avenue, Sunnyvale, California 94089.

     The Company currently anticipates that definitive proxy materials will be released to the Company's stockholders on or about October 4, 1999. No preliminary proxy materials have been or will be released to the Company's stockholders.

RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on September 27, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the close of business on September 27, 1999, there were 14,050,028 shares of the Company's Common Stock outstanding and entitled to vote and approximately 200 stockholders of record, including several holders who are nominees for an undetermined number of beneficial owners.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal executive offices at 1250 Borregas Avenue, Sunnyvale, California 94089, a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING GENERALLY; SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of the Company's directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     The cost of soliciting proxies, consisting of the printing, handling and mailing of the proxy card and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. In order to assure that a majority vote will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile, telegraph, electronic means, or in person. These persons will receive no extra compensation for their services. The Company reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

COMPANY INFORMATION

     The Company's principal executive offices are located at 1250 Borregas Avenue, Sunnyvale, California 94089. The telephone number of the Company's principal offices is (408) 542-1000.

                                   PROPOSAL 1

                       ELECTION OF TWO CLASS I DIRECTORS

NOMINEES

     The Company's Bylaws provide that the number of directors shall be established by the Board or the stockholders of the Company. The Company's Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Pursuant to the Company's Bylaws, the Board has set the number of Directors at five, consisting of two Class I directors, one Class II director and two Class III directors. Two Class I directors are to be elected at the Annual Meeting. These Class I directors will hold office until the Annual Meeting next following the fiscal year ending April 30, 2002 or until their successors have been duly elected and qualified. The terms of the Class II and Class III directors will expire at the Annual Meeting of Stockholders next following the fiscal year ending April 30, 2000 and April 30, 2001, respectively.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominee named below each of whom currently is a director of the Company. In the event that a nominee of the Company becomes unable or declines to serve as director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill such vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

     Set forth below are the names of, and certain information as of September 27, 1999 about, the nominees for and current Class I directors and the current Class II and Class III directors with unexpired terms.

                    NAME                       AGE                 PRINCIPAL OCCUPATION
                    ----                       ---                 --------------------
Nominees for and Current Class I Directors
Radu M. Vanco................................  49     President, Chief Executive Officer and director
                                                      of Catalyst Semiconductor, Inc.
Hideyuki Tanigami............................  49     President and Chief Executive Officer of
                                                      Marubun USA Corporation

Continuing Class II Director
Patrick Verderico............................  55     President and Chief Executive Officer of
                                                      Integrated Packaging Assembly Corporation

Continuing Class III Directors
Lionel M. Allan..............................  56     President and Chief Executive Officer of Allan
                                                      Advisors, Inc.
Roland Duchatelet............................  52     Chairman of Elex NV; Chairman of Melexis NV

     Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Mr. Vanco has served the Company as President and Chief Executive Officer since March 1998 and as a director since November 1995. From October 1996 to March 1998 he served as Executive Vice President of Engineering, from October 1996 to December 1997 as Chief Operating Officer, and from November 1992 to October 1995 as Vice President, Engineering. From 1991 to 1992, Mr. Vanco served as product line director at Cypress Semiconductor. From 1985 to 1991, Mr. Vanco held various technical and management positions at SEEQ Technology, Inc. Mr. Vanco holds a M.S. in Electrical Engineering from the Polytechnical Institute, Bucharest, Romania.

     Mr. Tanigami became Chairman of the Company in March 1998 and has served as a director of the Company since February 1996. From 1985 to April 1994, Mr. Tanigami served as Vice President, Corporate Development, of the Company. From January 1996 to present, he has served as President and Chief Executive Officer of Marubun USA Corporation, an electronics distribution company. From June 1994 to present, he has also served as President of Technology Matrix, Inc., and since 1985 has been President and Chief Executive Officer of Tanigami Associates, an international consulting firm.

     Mr. Verderico has served as a director of the Company since April 1996. From July 1997 to present, Mr. Verderico has served as President and Chief Executive Officer of Integrated Packaging Assembly Corporation ("IPAC"). From April 1997 to July 1997, Mr. Verderico served as Executive Vice President and Chief Operating Officer of IPAC. From April 1996 to July 1996, Mr. Verderico served as Executive Vice President and Chief Operating Officer of Maxtor Corporation, a hard disk drive company. From 1994 to March 1996, he served as Chief Financial Officer and Vice President, Finance and Administration, of Creative Technology, a multimedia products manufacturer. From 1992 to 1994, he served as Chief Financial Officer and Vice President, Finance and Administration, of Cypress Semiconductor, and from 1989 to 1992, served as Partner in Charge, West Region Manufacturing Consulting of Coopers & Lybrand, an independent public accounting and consulting firm. Prior thereto he held various positions with Philips Semiconductors, National Semiconductor and Fairchild Semiconductor. Mr. Verderico has also been a director of Micro Component Technology, Inc. since December 1992 and a director of Integrated Packaging Assembly Corporation since July 1997.

     Mr. Allan has served as a director of the Company since August 1995. Mr. Allan is President and Chief Executive Officer of Allan Advisors, Inc., a legal consulting firm that he founded in 1992. Mr. Allan is also a director and past Chairman of the Board of KTEH Public Television Channel 54, in San Jose, California, a director of Accom, Inc., a digital video systems company, and a past director of Global Motorsport Group, Inc. a motorcycle parts company.

     Mr. Duchatelet has served as a director since September 1999. From September of 1989 to present, Mr. Duchatelet has served as Chairman of Elex NV, which owns 5,500,000 shares of the Company's Common Stock representing approximately 39.1% of the Company's outstanding Common Stock. Additionally, Mr. Duchatelet serves as Chairman of the Board of Directors of Melexis NV, a position he has held since May of 1994. Mr. Duchatelet is also a director of Sigma Delta Holding NV, XFAB GmbH, EPIQ sarl, SM2E S.A. and Stichting Administratiekantoor XPEQT.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eleven meetings during the period from May 2, 1998 to April 30, 1999 ("Fiscal 1999"), two of which were telephonic meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Non-Section 16 Option Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     The Audit Committee currently consists of Messrs. Tanigami and Verderico. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The Audit Committee held two meetings during the last fiscal year.

     The Compensation Committee currently consists of Messrs. Tanigami and Verderico. The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Compensation Committee held no meetings during the last fiscal year.

     The Non-Section 16 Option Committee, which may make grants of up to 50,000 shares to persons who are not executive officers or directors of the Company, currently consists of the Chief Executive Officer of the Company. The Non-Section 16 Option Committee acted by written consent on two occasions.

     No incumbent director attended fewer than 75% of the meetings of the Board of Directors and of the committees on which such director served and that were held during the period such individual was a director during the Fiscal 1999.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors, currently consisting of Messrs. Allan, Duchatelet, Tanigami and Verderico, receive cash compensation in the amount of $3,600 for each quarter in which they attend one or more meetings of the Board of Directors. In addition, directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

     Each non-employee director of the Company is entitled to participate in the Company's 1993 Director Stock Option Plan (the "Director Option Plan") by receiving automatic annual grants of Common Stock of the Company. Initial grants under the Director Option Plan of options to purchase 20,000 shares each were made to Messrs. Allan, Duchatelet, Tanigami and Verderico on August 14, 1995, September 8, 1999, February 10, 1996 and April 4, 1996, respectively, at exercise prices of $5.125, $2.00, $6.00 and $5.00 per share, respectively. On April 1, 1996, Mr. Allan was granted options under the Director Option Plan to purchase 7,500 shares of Common Stock at an exercise price of $5.00 per share. Each of Mr. Allan, Mr. Verderico and Mr. Tanigami were granted options under the Director Option Plan to purchase 7,500 shares of Common Stock on April 1, 1997 at an exercise price of $1.6875, on April 1, 1998 at an exercise price of $0.9603 and on April 1, 1999 at an exercise price of $0.469. Each option expires five years from the date of grant. All options which have been granted under the Director Option Plan are subject to cumulative yearly vesting as to one-third of the total grant on each anniversary of the date of grant, and terminate five years from the date of grant unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Option Plan.

     On December 8, 1998, the Company granted each non-employee director options to purchase 200,000 shares of Common Stock under the 1998 Special Equity Incentive Plan and granted Mr. Vanco options to purchase 1,000,000 shares of Common Stock under such plan. The exercise price of such options was $0.125 per share. One-quarter of the shares subject to the options vest on the one-year anniversary of the date of grant with the remainder vesting on a ratable monthly basis over the three-year period thereafter. Such option grants were approved by the Company's shareholders at a meeting of shareholders in January 1999.

VOTE REQUIRED FOR ELECTION

     The affirmative vote of a majority of the Votes Cast is required for each nominee to be elected as Class I director. Votes withheld from a director will be counted for purposes of determining the presence or absence of a quorum but will not be counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, will have no other legal effect upon the election of a Class I director.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE CLASS I DIRECTOR NOMINEES SET FORTH HEREIN.

                                   PROPOSAL 2

          APPROVAL OF AMENDMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN

     At the Annual Meeting, stockholders are being asked to approve an amendment (the "Director Plan Amendment") to the Catalyst Semiconductor, Inc. 1993 Director Stock Option Plan (the "Director Option Plan") that would increase the shares reserved for issuance thereunder by 100,000 shares of Common Stock.

GENERAL

     The Director Option Plan provides for the grant of options to directors who are not employees of the Company. The aggregate number of shares reserved for issuance under the Director Option Plan includes options previously granted and exercised under the Director Option Plan. The increase in shares reserved for issuance under the Director Option Plan has been necessitated by the grant of additional stock options to current directors as previously granted options vest and become exercisable. The increase will provide sufficient additional stock to continue the Company's policy of attracting and retaining highly qualified personnel to serve as outside directors of the Company.

     The Director Option Plan was adopted by the Board of Directors in October 1991, approved by the stockholders in May 1993 and an amendment was approved by the stockholders at the Company's Annual Meeting in August 1996. On September 8, 1999 the Board of Directors approved the Director Plan Amendment, subject to approval of the Company's stockholders. The stockholders are being asked to approve the Director Plan Amendment at the Annual Meeting.

     A total of 320,000 shares of Common Stock have been reserved for issuance over the term of the Director Option Plan, including the 100,000-share increase for which stockholder approval is sought in this Proposal 2. As of April 30, 1999, not including the September 1999 initial grant to Mr. Duchatelet, 57,499 shares had been issued upon exercise of options granted under the Director Option Plan, options for 135,000 shares were outstanding under the Director Option Plan and 27,501 shares remained available for future grants. As of the date hereof, an additional 100,000 shares are available for grant subject to stockholder approval at the annual Meeting. Shares not purchased under an option prior to its expiration will be available for future option grants under the Director Option Plan. As of April 30, 1999, the fair market value of shares subject to outstanding options was approximately $0.2969 per share, based upon the closing price of the Common Stock as reported on the Over-The-Counter Bulletin Board on such date.

     Employees and employee directors are ineligible to participate in the Director Option Plan (other than with respect to options granted to them under the Director Option Plan prior to commencement of employment with the Company). The Company cannot now determine the exact number of options to be granted in the future under the Director Option Plan. See "Proposal
1 -- Election of Directors -- Director Compensation" for the number of stock options granted to the three current directors who are not employees of the Company during Fiscal Year 1999. See "-- Eligibility" for a description of the basis upon which stock options are granted under the Director Option Plan.

PURPOSE

     The purpose of the Director Option Plan is to attract and retain highly qualified personnel to serve as outside directors of the Company.

ADMINISTRATION

     The Director Option Plan is designed to work automatically and not to require administration. However, to the extent administration is necessary, it will be provided by the Board of Directors. No discretion concerning decisions regarding the Director Option Plan shall be afforded to any person who is not a "disinterested" person under Rule 16b-3 promulgated under the Exchange Act. The interpretation and construction of any provisions of the Director Option Plan by the Board of Directors shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Director Option Plan.

ELIGIBILITY

     The Director Option Plan currently provides for the grant of nonstatutory options to non-employee directors of the Company. As currently in effect, each such director is granted an option to purchase 20,000 shares of Common Stock (the "Initial Option") on the date on which such person first becomes a director, whether thorough election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy or termination of employment by the Company while remaining as a director. Thereafter, on April 1 of each year, each non-employee director is granted an option to purchase 7,500 shares of Common Stock (the "Subsequent Option") if, on such date, he or she has served on the Company's Board for at least six months.

     Except for automatic option grants under the Director Option Plan, non-employee directors will not be eligible to receive any additional option grants or stock issuances under the Director Option Plan. The Director Option Plan provides for neither a maximum nor a minimum number of shares subject to options that may be granted to any one non-employee director, but does provide for the number of shares which may be included in any grant and the method of making a grant. The Company currently has four non-employee directors.

TERMS OF OPTIONS

     Options granted under the Director Option Plan have a term of five years. Each option is evidenced by an option agreement between the Company and the director to whom such option is granted and is subject to the following additional terms and conditions.

     (a) Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3, or any successor thereto, and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Director Option Plan transactions

     (b) Exercise of the Option: Currently, the Director Option Plan provides that each option becomes exercisable cumulatively to the extent of 1/3 of the shares subject to the option on each of the first three anniversaries of the date of grant. In either case, options granted under the Director Option Plan are exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, an exchange of shares of the Company's Common Stock, which have been held for at least six months, through a broker-dealer sale and remittance procedure which will allow the optionee to exercise the option and sell the purchased shares with sale proceeds used to satisfy the option price payable for the purchased shares, delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the optionee to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement, or a combination thereof.

     (c) Option Price: The option price is determined by the Board of Directors and under the Director Option Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. The Board of Directors determines such fair market value based upon the closing sales price of the Company's Common Stock on the Nasdaq National Market on the date of grant, or if not a market trading day, on the last market trading day prior to the date of grant.

     (d) Termination of Status as a Director: The Director Option Plan provides that if an optionee ceases to serve as a director of the Company for any reason other than death or disability, options may be exercised within six months after the date he or she ceases to be a director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination but in no event may an option be exercised after its expiration date.

     (e) Death: If an optionee should die while serving as a director of the Company, the option may be exercised at any time within one year after death but only to the extent that the options were exercisable as of the date of death but in no event after the expiration date of the option.

     (f) Disability: If an optionee is unable to continue his or her service as a director of the Company as a result of his or her total and permanent disability, the option may be exercised at any time within six months of his or her termination, but only to the extent he or she was entitled to exercise it at the date of such termination. In no event may an option be exercised after its termination date.

     (g) Termination of Options: No option is exercisable by any person after the expiration of five years from the date the option was granted.

     (h) Nontransferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and is exercisable only by the optionee or a permitted transferee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

     (i) Acceleration of Options: In the event of a merger or consolidation of the Company with or into another corporation involving a change of control of the Company, sale of all or substantially all of the assets of the Company, or change of half of the incumbent directors following a meeting of stockholders, the exercisability of the outstanding options shall be automatically accelerated and each option shall be assumed by the successor corporation and remain exercisable for a period of at least 90 days.

     (j) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Option Plan as may be determined by the Board of Director.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization such as a stock split, reverse stock split, recapitalization, stock dividend or other change in capital structure, an appropriate adjustment shall be made in the number and class of shares of stock subject to the Director Option Plan, the option price and in the number of shares subject to each option.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the Director Option Plan from time to time or may terminate it without approval of the stockholders, but no amendment or termination shall be made that would impair the rights of any optionee under any prior grant without his or her consent. In addition, the Company shall obtain stockholder approval of any amendment to the Director Option Plan in such a manner and to the extent necessary to comply with Rule 16b-3 under the Exchange Act, the provisions of the Code, or any other applicable law or regulation. Further, the provisions of the Director Option Plan concerning the grants of options under the Director Option Plan may not be amended more than once every six moths. In any event, the Director Option Plan will terminate on April 30, 2003.

TAX INFORMATION

     Options granted under the Director Option Plan are nonstatutory stock options. Under U.S. tax laws an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the optionee is a director of the Company, the date of taxation under U.S. tax laws (and the date of measurement of taxable ordinary income) may be deferred in certain circumstances unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). Under U.S. tax laws capital gain is fully included in gross income. Capital losses are allowed in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income under U.S. tax laws with respect to shares acquired upon exercise of a nonstatutory option.

     THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast shall be required to approve the proposed amendment to the Director Option Plan. If an insufficient number of affirmative votes are obtained, the amendment to the Director Option Plan will not be implemented.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSED AMENDMENT TO THE OPTION PLAN.

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the year ending April 30, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives also are expected to be available to respond to appropriate questions from stockholders. The Board of Directors believes that reappointing PricewaterhouseCoopers LLP is in the best interest of the Company.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2000.

EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company in fiscal 1999, 1998 and 1997 to (i) the Company's Chief Executive Officer and (ii) the four most highly compensated officers other than the Chief Executive Officer who served as executive officers at April 30, 1999 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                            --------------------   -------------------------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                     OTHER     ----------   ------------------------
                                                                    ANNUAL     RESTRICTED   SECURITIES                 ALL OTHER
       NAME AND PRINCIPAL          FISCAL                           COMPEN-      STOCK      UNDERLYING       LTIP      COMPENSA-
            POSITION                YEAR    SALARY($)   BONUS($)   SATION($)   AWARDS($)    OPTIONS(#)    PAYOUTS($)   TION($)(4)
       ------------------          ------   ---------   --------   ---------   ----------   ----------    ----------   ----------
Radu M. Vanco....................   1999    $265,000    $60,000       --           --       1,413,166(1)      --          $174
  President and Chief               1998    $225,000    $69,391       --           --         313,166(2)      --          $609
  Executive Officer                 1997    $231,879    $95,441       --           --         227,500(3)      --          $609
Marc H. Cremer...................   1999    $282,866         --       --           --         300,000(1)      --          $ 58
  Vice President, Strategic         1998    $203,418         --       --           --          75,000(2)      --          $288
  Business Development              1997    $ 24,000    $15,540       --           --          25,000         --            --
Bassam Khoury....................   1999    $140,000    $30,000       --           --         294,746(1)      --          $ 66
  Vice President of Marketing       1998    $140,732         --       --           --          41,430(3)      --          $106
                                    1997    $147,574         --       --           --          25,000         --          $ 87
Gelu Voicu.......................   1999    $134,769    $30,000       --           --         303,000(1)      --          $174
  Vice President of Product         1998    $126,523         --       --           --          83,000(2)      --          $183
  Engineering and                   1997    $131,353         --       --           --          64,500(3)      --          $174
  Manufacturing
Thomas E. Gay III................   1999    $106,375    $25,000       --           --         260,000(1)      --          $121
  Vice President, Finance and       1998          --         --       --           --              --         --            --
  Administration, and Chief         1997          --         --       --           --              --         --            --
  Financial Officer

---------------
(1) Options listed for fiscal 1999 long-term compensation awards include options granted as a result of repricings (and consequent cancellation of previously granted options) on September 22, 1998. See "Ten-Year Option Repricings." The repriced options retain the same vesting schedule as the options that were replaced but may be exercised for a period of ten years following the date of the repricing. Also includes options referenced in the second paragraph of note (2) below.

(2) Options listed for fiscal 1998 long-term compensation awards reflect options granted as a result of repricings (and consequent cancellation of previously granted options) on January 15, 1998. See "Ten-Year Option Repricings." Options to purchase the following number of shares granted to the following persons in fiscal 1998 were issued as a result of the repricing on January 15, 1998 of previously granted options: Mr. Vanco -- 313,166; Mr.
    Cremer -- 75,000; Mr. Khoury -- 74,746; Mr. Voicu -- 83,000. Such repriced options have been reflected as grants in prior fiscal year long-term compensation awards to the extent applicable, however, the 75,000 shares granted to Mr. Cremer do not include 50,000 share previously granted in fiscal 1998 to Mr. Cremer, and the 83,000 shares granted to Mr. Voicu do not include 15,000 shares previously granted in fiscal 1998 to Mr. Voicu. The repriced options retain the same vesting schedule as the options that were replaced but may be exercised for a period of ten years following the date of the repricing.

    Does not include options granted to the following individuals in April 1998 which options were subject to stockholder approval of an increase in the number of shares available under the Company's stock option plan: Mr.
    Vanco -- 100,000; Mr. Cremer -- 25,000; Mr. Khoury -- 20,000; Mr.
    Voicu -- 20,000.

(3) Options listed for fiscal 1997 long-term compensation awards reflect options granted as a result of repricings (and consequent cancellation of previously granted options) on December 3, 1996. See Option Repricing Table. Options to purchase the following number of shares granted to the following persons in fiscal 1997 were issued as a result of the repricing on December 3, 1996 of previously granted options: Mr. Vanco -- 167,500; Mr. Khoury -- 31,430; Mr. Voicu -- 44,500. Such repriced options have been reflected as grants in prior fiscal year long-term compensation awards to the extent applicable. The repriced options retain the same vesting schedule as the options that were replaced but may be exercised for a period of ten years following the date of the repricing.

(4) The amount included under "All Other Compensation" represents the dollar value of term life insurance premiums paid by the Company for the benefit of such Named Officer.

EMPLOYEE BENEFIT PLANS

     Each current Named Officer is entitled to participate in the Option Plan. The Option Plan provides for the grant of options, stock purchase rights, SARs and long-term performance awards.

     The following table sets forth certain information with respect to stock options granted during fiscal 1999 to the Named Officers. No SARs were granted in fiscal 1999. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1999

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                              PERCENT OF TOTAL                    ASSUMED ANNUAL RATES OF STOCK
                             NUMBER OF            OPTIONS                       PRICE APPRECIATION FOR OPTION TERM
                             SECURITIES          GRANTED TO        EXERCISE     ----------------------------------
                             UNDERLYING         EMPLOYEES IN       OR BASE      EXPIRATION
         NAME            OPTIONS GRANTED(#)    FISCAL YEAR(3)    PRICE ($/SH)      DATE        5%($)      10%($)
         ----            ------------------   ----------------   ------------   -----------   --------   ---------
Radu M. Vanco..........         22,315(1)           N/A            $0.1250       09/22/08     $ 1,754    $  4,446
                                10,185(1)           N/A            $0.1250       09/22/08     $   801    $  2,029
                                30,000(1)           N/A            $0.1250       09/22/08     $ 2,358    $  5,977
                                35,666(1)           N/A            $0.1250       09/22/08     $ 2,804    $  7,105
                                50,000(1)           N/A            $0.1250       09/22/08     $ 3,931    $  9,961
                                50,000(1)           N/A            $0.1250       09/22/08     $ 3,931    $  9,961
                                55,000(1)           N/A            $0.1250       09/22/08     $ 4,324    $ 10,957
                                60,000(1)           N/A            $0.1250       09/22/08     $ 4,717    $ 11,953
                               100,000(2)(1)        N/A            $0.1250       09/22/08     $ 7,861    $ 19,922
                             1,000,000             21.6%           $0.1250       12/08/08     $78,612    $199,218
Marc H. Cremer.........         25,000(1)           N/A            $0.1250       09/22/08     $ 1,965    $  4,980
                                25,000(1)           N/A            $0.1250       09/22/08     $ 1,965    $  4,980
                                50,000(1)           N/A            $0.1250       09/22/08     $ 3,931    $  9,961
                                25,000(2)(1)        N/A            $0.1250       09/22/08     $ 1,965    $  4,980
                               200,000              4.3%           $0.1250       12/08/08     $15,722    $ 39,844
Bassam Khoury..........         25,000(1)           N/A            $0.1250       09/22/08     $ 1,965    $  4,980
                                25,000(1)           N/A            $0.1250       09/22/08     $ 1,965    $  4,980
                                 2,482(1)           N/A            $0.1250       09/22/08     $   195    $    494
                                 3,834(1)           N/A            $0.1250       09/22/08     $   301    $    764
                                 2,000(1)           N/A            $0.1250       09/22/08     $   157    $    398
                                11,430(1)           N/A            $0.1250       09/22/08     $   899    $  2,277
                                10,000(1)           N/A            $0.1250       09/22/08     $   786    $  1,992
                                10,000(1)           N/A            $0.1250       09/22/08     $   786    $  1,992
                                10,000(1)           N/A            $0.1250       09/22/08     $   786    $  1,992
                                20,000(2)(1)        N/A            $0.1250       09/22/08     $ 1,572    $  3,984
                               200,000              4.3%           $0.1250       12/08/08     $15,722    $ 39,844
Gelu Voicu.............         15,000(1)           N/A            $0.1250       09/22/08     $ 1,179    $  2,988
                                 6,000(1)           N/A            $0.1250       09/22/08     $   472    $  1,195
                                 7,500(1)           N/A            $0.1250       09/22/08     $   590    $  1,494
                                24,500(1)           N/A            $0.1250       09/22/08     $ 1,926    $  4,881
                                10,000(1)           N/A            $0.1250       09/22/08     $   786    $  1,992
                                10,000(1)           N/A            $0.1250       09/22/08     $   786    $  1,992
                                10,000(1)           N/A            $0.1250       09/22/08     $   786    $  1,992
                                20,000(2)(1)        N/A            $0.1250       09/22/08     $ 1,572    $  3,984
                               200,000              4.3%           $0.1250       12/08/08     $15,722    $ 39,844
Thomas E. Gay III......         60,000(4)           1.3%           $0.6250        5/29/08         N/A         N/A
                                60,000(5)           N/A            $0.1250       09/22/08     $ 4,717    $ 11,953
                               200,000              4.3%           $0.1250       12/08/08     $15,722    $ 39,844

---------------
(1) Represents an option granted in September 1998 in replacement of a previously outstanding option with an exercise price above 0.1250 in connection with the repricing of such option.

(2) Represents options granted by the Board of Directors in April 1998 which options were not previously reported due to the need at time of grant for shareholder approval of an increase in the number of shares available under the Company's stock option plan.

(3) The "Percent of Total Options Granted to Employees in Fiscal Year" has been provided only as to options originally granted during fiscal 1999 and not as to repricings.

(4) The referenced options were originally granted in fiscal 1999 and were subsequently repriced in the same fiscal year on September 22, 1998. The grant constituting the repricing is reflected in the next entry in the table. See Note 5 below and "Ten-Year Option Repricings" below. The 5% and 10% "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" have not been included since such options were replaced by such repricing in the same fiscal year.

(5) This option constitutes the repricing of the option originally granted during fiscal 1999 as reported in the preceding entry in this table. See
    Note 4 above and "Ten-Year Option Repricings" below.

     The following table sets forth information with respect to options exercised in fiscal 1999 by the Named Officers and the value of unexercised options at April 30, 1999.

  AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                               APRIL 30, 1999 (#)           APRIL 30, 1999($)(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    RECEIVED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   -----------   -----------   -------------   -----------   -------------
Radu M. Vanco............         0               0          282,391       1,130,775       $61,773       $247,357
Marc H. Cremer...........         0               0           52,081         272,917       $11,393       $ 59,701
Bassam Khoury............         0               0           57,600         237,143       $12,600       $ 51,876
Gelu Voicu...............         0               0           68,966         234,034       $15,086       $ 51,195
Thomas E Gay III.........         0               0           10,000         250,000       $ 2,188       $ 54,688

---------------
(1) Represents the market price at fiscal year end ($0.34375) less the exercise price. For purposes of this calculation, the fiscal year end market price of the shares is deemed to be the closing sale price of the Company's Common Stock as reported on the Over-The-Counter Bulletin Board market on April 30, 1999.

DIRECTOR COMPENSATION

     In addition to options granted pursuant to the Company's stock option plans, non-employee directors receive quarterly fees in an amount equal to $3,600 for each quarter in which such director attends a Board meeting. See "Certain Relationships and Related Transactions" for other payments and arrangements with directors.

REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

     The following is a report of the Compensation Committee of the Board of Directors of the Company (the "Committee") describing the compensation philosophy and parameters applicable to the Company's executive officers with respect to the compensation paid to such officers during fiscal 1999. The actual compensation paid to the Named Officers during fiscal 1999 is shown in the "Summary Compensation Table."

     The Committee is responsible for reviewing and approving the Company's compensation policies and the actual compensation paid to the Company's executive officers. At the end of fiscal 1999, the Committee was comprised of two (2) of the non-employee directors, Hideyuki Tanigami and Patrick Verderico.

     Compensation Philosophy. The general philosophy of the Company's compensation program is to offer the Company's Chief Executive Officer and other executive officers competitive compensation packages based upon both the Company's performance as well as the individual's performance and contributions. The

Company's compensation policies are intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. This is further subject to the Company's financial condition and results of operations. The Company's compensation program is comprised of three main components, Base Salary, Bonus Plan and Stock Options.

     Base Salary. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable companies, the skills and performance level of the individual executives and the needs of the Company.

     Bonus Plan. The Company's officers are eligible for bonuses under the terms of individual bonus arrangements. When bonuses are given, they are based upon the individual's achievement of specific corporate goals as well as the individual's experience and contributions to the success of the Company.

     During fiscal 1999, Messrs. Gay, Khoury, Vanco and Voicu received bonuses. No other executive officer received a bonus during fiscal 1999. See "Certain Relationships and Related Transactions."

     Stock Options. The Committee believes that stock options provide additional incentives to officers to work toward maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants based upon performance and promotions, as well as additional grants to provide continuing motivation as earlier grants vest in full. Options granted by the Company to its executive officers and other employees have exercise prices equal to fair market value at the time of grant and, generally, vest over a four-year period. In addition, on September 22, 1998 the Company repriced its outstanding option to the then current fair market value of the Company's Common Stock and in December 1998 the Company granted its officers additional options under the Company's 1998 Special Equity Incentive Plan. Such option grants were approved by the Company's shareholders at a meeting of shareholders in January 1999.

     Severance Arrangements. See Item 13 for a description of severance arrangements for certain executive officers.

     Compensation for the Chief Executive Officer. Mr. Vanco's base salary was established at a level which the Committee determined to be similar to the amounts paid by comparably sized companies. Effective December 1, 1998, Mr. Vanco's base annual salary was increased to $325,000.

     The Committee considers equity based compensation, in the form of stock options, to be an important component of a Chief Executive Officer's compensation. These grants are intended to motivate leadership for long-term Company growth and profitability. During fiscal 1999, Mr. Vanco was granted options to purchase 1,000,000 shares of the Company's Common Stock at the exercise price of $0.125. In addition, options to purchase 100,000 shares of stock previously granted by the Board in fiscal 1998 were approved by the stockholders in fiscal year 1999.

     Tax Deductibility of Executive Compensation. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. This Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for any of the executive officers named in the Proxy Statement, unless compensation is performance-based. The Committee has studied the impact of Section 162(m) on the Company's Option Plan.

                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Hideyuki Tanigami
                                          Patrick Verderico

REPORT ON REPRICING OF OPTIONS

     On September 22, 1998, the Board of Directors of the Company unanimously approved resolutions authorizing the repricing of certain outstanding stock options held by all then employees, including officers, and certain consultants of the Company on the terms described below. The overall purpose of the Company's stock option plan had been to attract and retain the services of the Company's employees and to provide incentives to such persons to exert exceptional efforts for the Company's success. The Committee concluded that the decline in the market value of the Company's Common Stock had diminished the value of the Company's stock option program as an element of the Company's compensation arrangements. Accordingly, the Board approved the repricing program described below.

     All outstanding and unexercised options granted prior to September 22, 1998 with an exercise price above $0.125 per share, the closing price on September 22, 1998, held by employees of the Company, including officers, and certain consultants were repriced to the new price of $0.125. The expiration date of the new repriced options is September 22, 2008.

                                          THE BOARD OF DIRECTORS

                                          Lionel M. Allan
                                          Hideyuki Tanigami
                                          Radu M. Vanco
                                          Patrick Verderico

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors. During fiscal 1999, Messrs. Tanigami and Verderico served as the members of the Compensation Committee of the Board of Directors. Mr. Tanigami, Chairman of the Board of Directors was employed by the Company in various capacities from October 1985 to April 1994 including the most recent position as Vice President of Corporate Development. Mr. Vanco participated in the Board's final approval of executive compensation matters.

                           TEN-YEAR OPTION REPRICINGS

     The Named Officers of the Company received repriced stock options on May 14, 1994, December 3, 1996, January 15, 1998 and September 22, 1998 as follows:

                                                                                                   LENGTH OF
                                                                                                   ORIGINAL
                                            NUMBER OF       MARKET                                OPTION TERM
                                           SECURITIES       PRICE         EXERCISE                 REMAINING
                                           UNDERLYING      OF STOCK       PRICE AT       NEW      AT DATE OF
                                             OPTION       AT TIME OF      TIME OF      EXERCISE    REPRICING
  NAME AND POSITION           DATE         REPRICED(#)   REPRICING($)   REPRICING($)   PRICE($)    (MONTHS)
  -----------------    ------------------  -----------   ------------   ------------   --------   -----------
Radu M. Vanco........  September 22, 1998    100,000       $0.1250        $ 0.6875     $0.1250        116
  President and Chief  September 22, 1998     22,315       $0.1250        $ 1.0625     $0.1250        112
  Executive Officer    September 22, 1998     10,185       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     30,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     35,666       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     50,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     50,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     55,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     60,000       $0.1250        $ 1.0625     $0.1250        112
                       January 15, 1998       22,315       $1.0625        $ 1.9375     $1.0625         76
                       January 15, 1998       10,185       $1.0625        $ 1.9375     $1.0625         76
                       January 15, 1998       30,000       $1.0625        $ 1.9375     $1.0625         76
                       January 15, 1998       35,666       $1.0625        $ 1.9370     $1.0625         76
                       January 15, 1998       50,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       50,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       55,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       60,000       $1.0625        $ 1.5625     $1.0625        111
                       December 3, 1996       50,000       $2.6875        $ 5.2500     $2.6875        104
                       December 3, 1996       62,500       $2.6875        $ 7.2500     $2.6875        107
                       December 3, 1996       55,000       $2.6875        $ 6.0000     $2.6875        111
                       May 14, 1994           52,221       $1.9375        $ 6.3000     $1.9375        116
                       May 14, 1994           19,445       $1.9375        $ 5.7500     $1.9375        116
                       May 14, 1994           50,000       $1.9375        $ 5.7500     $1.9375        117
Marc H. Cremer.......  September 22, 1998     25,000       $0.1250        $ 0.6875     $0.1250        116
  Vice President of    September 22, 1998     25,000       $0.1250        $ 1.0625     $0.1250        112
  Strategic Business   September 22, 1998     25,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     50,000       $0.1250        $ 1.0625     $0.1250        112
                       January 15, 1998       25,000       $1.0625        $ 2.3125     $1.0625        110
                       January 15, 1998       50,000       $1.0625        $ 1.6250     $1.0625        113
Bassam Khoury........  September 22, 1998     20,000       $0.1250        $ 0.6875     $0.1250        116
  Vice President of    September 22, 1998      2,482       $0.1250        $ 1.0625     $0.1250        112
  Marketing            September 22, 1998      3,834       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998      2,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     11,430       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     10,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     10,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     10,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     25,000       $0.1250        $ 1.0625     $0.1250        112
                       January 15, 1998        2,482       $1.0625        $ 1.9375     $1.0625         76
                       January 15, 1998        3,834       $1.0625        $ 1.9375     $1.0625         76
                       January 15, 1998        2,000       $1.0625        $ 1.9375     $1.0625         76
                       January 15, 1998       11,430       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       10,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       10,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       10,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       25,000       $1.0625        $ 1.6250     $1.0625        115
                       December 3, 1996       11,430       $2.6875        $ 4.1250     $2.6875        114
                       December 3, 1996       10,000       $2.6875        $ 7.2500     $2.6875        107
                       December 3, 1996       10,000       $2.6875        $ 5.0000     $2.6875        112
                       May 14, 1994           10,000       $1.9375        $ 5.7500     $1.9375        103
                       May 14, 1994           11,110       $1.9375        $ 5.7500     $1.9375        116

                                                                                                   LENGTH OF
                                                                                                   ORIGINAL
                                            NUMBER OF       MARKET                                OPTION TERM
                                           SECURITIES       PRICE         EXERCISE                 REMAINING
                                           UNDERLYING      OF STOCK       PRICE AT       NEW      AT DATE OF
                                             OPTION       AT TIME OF      TIME OF      EXERCISE    REPRICING
  NAME AND POSITION           DATE         REPRICED(#)   REPRICING($)   REPRICING($)   PRICE($)    (MONTHS)
  -----------------    ------------------  -----------   ------------   ------------   --------   -----------
Gelu Voicu...........  September 22, 1998     20,000       $0.1250        $ 0.6875     $0.1250        116
  Vice President of    September 22, 1998     15,000       $0.1250        $ 1.0625     $0.1250        112
  Product Engineering  September 22, 1998      6,000       $0.1250        $ 1.0625     $0.1250        112
  and Manufacturing    September 22, 1998      7,500       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     24,500       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     10,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     10,000       $0.1250        $ 1.0625     $0.1250        112
                       September 22, 1998     10,000       $0.1250        $ 1.0625     $0.1250        112
                       January 15, 1998       15,000       $1.0625        $2.28125     $1.0625        117
                       January 15, 1998        6,000       $1.0625        $ 1.9375     $1.0625         76
                       January 15, 1998        7,500       $1.0625        $ 1.9370     $1.0625         76
                       January 15, 1998       24,500       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       10,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       10,000       $1.0625        $ 2.6875     $1.0625        107
                       January 15, 1998       10,000       $1.0625        $ 2.6875     $1.0625        107
                       December 3, 1996       24,500       $2.6875        $ 5.2500     $2.6875        104
                       December 3, 1996       10,000       $2.6875        $ 7.2500     $2.6875        107
                       December 3, 1996       10,000       $2.6875        $ 5.0000     $2.6875        112
                       May 14, 1994            8,000       $1.9375        $ 5.7500     $1.9375        115
Thomas E. Gay III....  September 22, 1998     60,000       $0.1250        $ 0.6250     $0.1250        117
  Vice President,
  Finance and
  Administration, and
  Chief Financial
  Officer

PERFORMANCE GRAPH

     The following line graph compares the annual percentage change in the cumulative total stockholder return for the Company's Common Stock with the S&P 500 Index and the S&P Electronics (Semi/ Components) Index for the period commencing March 31, 1994 and ending on April 30, 1999. The graph assumes that $100 was invested on March 31, 1994, and that all dividends are reinvested. Historic stock price performance should not necessarily be considered indicative of future stock price performance.

                COMPARISON OF 61 MONTH CUMULATIVE TOTAL RETURN*
             AMONG CATALYST SEMICONDUCTOR, INC., THE S&P 500 INDEX
                 AND THE S&P ELECTRONICS (SEMICONDUCTORS) INDEX

                                                 CATALYST SEMICONDUCTOR,                                    S & P ELECTRONICS
                                                          INC.                      S & P 500               (SEMICONDUCTORS)
                                                 -----------------------            ---------               -----------------
3/31/94                                                    100                         100                         100
3/31/95                                                     91                         116                         120
4/30/96                                                    123                         155                         155
4/30/97                                                     31                         194                         306
4/30/98                                                     15                         273                         324
4/30/99                                                      6                         333                         474

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Report of the Board of Directors on Option Repricing and the Performance Graph are not to be incorporated by reference into any of those previous filings; nor is such report or graph to be incorporated by reference into any future filings which the Company may make under those statutes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 27, 1999 by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each Named Officer and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
                                                               NUMBER      PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER              OF SHARES    OF TOTAL
            ------------------------------------              ---------    --------
Elex N.V. ..................................................  5,500,000      39.1%
  Transportstraat 1
  B 3980
  Tessenderlo, Belgium
Roland Duchatelet(1)........................................  5,500,000      39.1%
  rue Leon de Mars
  5550 Rienne-Gedinne, Belgium
Radu M. Vanco(2)............................................    329,267       2.3%
Lionel M. Allan(2)..........................................    104,268         *
Hideyuki Tanigami(2)........................................     93,750         *
Patrick Verderico(2)........................................     27,500         *
Bassam Khoury(2)............................................     81,163         *
Gelu Voicu(2)...............................................     94,023         *
Marc H. Cremer(2)...........................................     83,310         *
Thomas E. Gay III...........................................     27,708         *
Irv Kovalik.................................................          0         *
Frank Reynolds..............................................          0         *
All current directors and executive officers as a group (10
  persons)(3)...............................................  6,340,990      42.7%

---------------
 *  Percentage of shares beneficially owned is less than one percent of total.

(1) All 5,500,000 shares are held by entities associated with Elex NV. Mr. Duchatelet disclaims beneficial ownership of the shares held by the entities associated with Elex NV except for his monetary interest arising from his principal ownership interest in Elex NV.

(2) Includes shares issuable upon exercise of stock options as of September 27, 1999 or within 60 days thereafter as follows:

Radu M. Vanco......................................  328,686 shares at $ 0.1250
Lionel M Allan.....................................   20,000 shares at $ 5.1250
                                                       7,500 shares at $ 5.0000
                                                       5,000 shares at $ 1.6875
                                                       2,500 shares at $0.90625
                                                      69,269 shares at $ 0.1250
Hideyuki Tanigami..................................    5,000 shares at $ 1.6875
                                                      20,000 shares at $ 6.0000
                                                       2,500 shares at $0.90625
                                                      66,250 shares at $ 0.1250
Patrick Verderico..................................   20,000 shares at $ 5.0000
                                                       5,000 shares at $ 1.6875
                                                       2,500 shares at $0.90625
Bassam Khoury......................................   69,015 shares at $ 0.1250
Marc H. Cremer.....................................   70,310 shares at $ 0.1250
Gelu Voicu.........................................   79,977 shares at $ 0.1250
Thomas E. Gay III..................................   27,708 shares at $ 0.1250

(3) Includes 801,212 shares issuable upon exercise of stock options as of September 27, 1999 or within 60 days thereafter, held by Messrs. Vanco, Allan, Tanigami, Verderico, Khoury, Cremer, Voicu and Gay as described in
    Note 2 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has an arrangement to obtain engineering services from Essex com SRL ("Essex"), a wholly owned Romanian subsidiary of Lxi Corporation, a California corporation ("Lxi"), a provider of engineering services. As of April 30, 1999, Essex employed approximately 12 engineers to perform the services on behalf of Catalyst. The services relate to key development projects of the Company including development, design, layout and test program development services. Messrs. Vanco, Voicu and Gay own approximately 91%, 3% and 1%, respectively, of Lxi. The fees for such engineering services are on terms believed by the Company to be fair to the Company and no less favorable to the Company than arms length commercial terms. During the fiscal years ended April 30, 1999 and April 30, 1998 the Company recorded $437,000 and $413,000 respectively of engineering fees to Essex and Lxi for engineering design services. As of April 30, 1999 the total amount owed to Essex and Lxi was $275,000. Messrs. Vanco, Voicu and Gay received no payments during the fiscal years ended April 30, 1999 and April 30, 1998, except Mr. Gay who received $1,200 and $3,000 from Lxi during such respective periods. Such payments to Mr. Gay were made for services rendered prior to his joining the Company in connection with his duties as Treasurer of Lxi. Mr. Gay resigned such position immediately prior to joining the Company. Mr. Gay continues to serve as a director of Lxi.

     In March 1994, the Company loaned Radu M. Vanco, then Vice President Engineering and, from October 1995 to March 1998, Executive Vice President of Engineering and since then President and Chief Executive Officer, $100,000 payable in two years with interest at 6% per annum. The loan proceeds were used by Mr. Vanco for his home. On March 12, 1996, the Company and Mr. Vanco agreed to a bonus arrangement which has the effect of (a) forgiving the principal and accrued interest on the note on a monthly basis over two years commencing March 16, 1996 as long as he remains employed by the Company and (b) forgiving the principal and accrued interest immediately upon his termination without cause or upon a change in control. All principal and accrued interest on the note is immediately due and payable upon his voluntarily resignation or termination for cause. Pursuant to this arrangement, payment of the principal and accrued interest was satisfied in full in March 1998.

     The Company entered into agreements with Messrs. Vanco, Cremer, Voicu, Khoury and Gay in August 1995, April 1998, April 1998, April 1998 and June 1998, respectively, which entitle such officers to certain severance payments in the event of a termination as a result of a merger, sale or change in ownership of the

Company (a "Change of Control") and certain other benefits upon any involuntary termination by the Company without cause (an "Involuntary Termination"). Pursuant to the terms and conditions of said agreements, such individuals will receive the following benefits: (a) Mr. Vanco -- for termination as a result of a Change of Control he shall receive severance payments equal to 2, 1 1/2 and 1 times his salary if terminated within one, two or three or more years, respectively, following his agreement; for an Involuntary Termination he shall receive a severance payment equal to his annual salary; upon a Change of Control or his death or Involuntary Termination, all stock options shall be immediately vested and be exercisable for a period of three years following any such death or Involuntary Termination. (b) each of Messrs. Cremer, Gay, Khoury and
Voicu -- for termination as a result of a Change of Control he shall receive a severance payment equal to one-half his salary; for an Involuntary Termination he shall receive a severance payment equal to one-quarter of his annual salary; upon a Change of Control or his death or Involuntary Termination, all stock options shall be immediately vested and be exercisable for a period of one year following any such death or Involuntary Termination. For the purposes of determining the severance payments described above, salary is defined as the annual salary payable to an officer for the fiscal year in which such officer's termination occurs plus any guaranteed bonus.

     Mr. Allan serves as a consultant to the Company and during fiscal 1999 received consulting fees of $5,000 per month plus a fixed allowance for reimbursement of office expenses of $1,000 per month from May 1998 through December 1999. In January 1999, the monthly consulting fee was increased to $8,333 per month and the reimbursement for office expenses was eliminated. Mr. Tanigami serves in a similar capacity and received fees of $5,000 per month plus a fixed allowance for reimbursement of office expenses of $1,000 per month throughout fiscal 1999.

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law. The Company's Bylaws also provide that the Company shall indemnify its directors, officers, employees and agents in such circumstances. In addition, the Company has entered into separate indemnification agreements with its officers and directors that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The terms of the transactions described above were negotiated at arms length such that the terms were as favorable to the Company as could have been obtained from an unaffiliated third party.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, the Company believes that during the fiscal year ended April 30, 1999, all such reports were timely filed except for late filings of a Form 3 by each of Messrs. Cremer, Georgescu, Khoury, and Voicu and late filings of a Form 4 by each of Messrs. Cremer, Khoury and Voicu. Again based solely on its review of copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, directors and ten percent stockholders have been complied with.

                           1934 EXCHANGE ACT REPORTS

     The Company hereby undertakes to mail, without charge, to any stockholder of the Company upon written request, copies of reports it files with the Securities and Exchange Commission, including financial statements, schedules and exhibit lists contained therein. Requests should be sent to the Chief Financial Officer of the Company at its principal executive offices at 1250 Borregas Avenue, Sunnyvale, California

94089. Such documents are also available on EDGAR at the website of the Securities and Exchange Commission at www.sec.gov.

              DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE
                        PRESENTED AT NEXT ANNUAL MEETING

     Proposals to be presented by stockholders of the Company at the Company's 2000 Annual Meeting must be received by the Company at its principal executive offices no later than April 21, 2000. Such proposals may be included in next year's proxy statement if they comply with the applicable rules and regulations promulgated by the United States Securities and Exchange Commission.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          FOR THE BOARD OF DIRECTORS

                                          PETER COHN
                                          Secretary

Dated: October 4, 1999

1186-PS-99

                          CATALYST SEMICONDUCTOR, INC.

                         1993 DIRECTOR STOCK OPTION PLAN

                  As amended and restated on September 8, 1999

     1. Purpose of the Plan. The purpose of this 1993 Director Stock Option Plan is to attract and retain highly qualified personnel to serve as Outside Directors of the Company.

          All options granted hereunder shall be "non-statutory stock options."

     2.   Definitions. As used herein, the following definitions shall apply:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" means the Common Stock of the Company.

          (d) "Company" means Catalyst Semiconductor, Inc., a Delaware corporation, and its predecessor corporation Catalyst Semiconductor, Inc., a California corporation.

          (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

          (f)  "Director" means a member of the Board.

          (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, or, if not a market trading day, on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j)  "Option" means a stock option granted pursuant to the Plan.

          (k)  "Optioned Stock" means the Common Stock subject to an Option.

          (l)  "Optionee" means an Outside Director who receives an Option.

          (m)  "Outside Director" means a Director who is not an Employee.

          (n) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o)  "Plan" means this 1993 Director Stock Option Plan.

          (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (q) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 320,000 Shares (the "Pool") of Common Stock (which number gives effect to a one-for-nine reverse stock split of the Shares approved by the Board in March 1993 ("Post-Split")). The Shares may be authorized but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of and Grants of Options under the Plan.

          (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

          (b) Procedure for Grants. The provisions set forth in this Section 4(b) shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) Each new Outside Director who shall first join the Board on or after March 1, 1993 (including any new Outside Director who shall have first joined the Board of Catalyst Semiconductor, Inc., a California corporation, subsequent to March 1, 1993), shall automatically be granted an Option to purchase 20,000 Post-Split Shares upon the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company, appointment by the Board to fill a vacancy, or termination of employment by the Company while remaining as a Director (a "One-Time Grant"). In addition, on April 1, 1994, and on each April 1 thereafter during the term of this Plan, each Outside Director who shall have been an Outside Director for at least six (6) months as of such date shall automatically receive an Option to purchase 7,500 Post-Split Shares (an "Annual Grant").

               (iii) The terms of each Option granted hereunder shall be as follows:

                    (A)  the term of the Option shall be five (5) years;

                    (B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof;

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option;

                    (D) each Annual Grant and One-Time Grant shall become exercisable in installments cumulatively as to one-third of the Optioned Stock on each anniversary of the date of grant, so that 100% of the Optioned Stock granted under any such grant shall be exercisable in full three (3) years after the date of grant of the Option, assuming in each case Continuous Status as a Director.

               (iv) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors entitled to receive Options on the grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

          (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect until April 30, 2003, unless sooner terminated under Section 11 of the Plan.

     7. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised and which, in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than 12 months on the date of surrender, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vi) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than 12 months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

     8.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within 90 days from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within six months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of an Optionee's death while a Director, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within one year following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of its five-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised, during the lifetime of the Optionee, only by the Optionee or a permitted transferee.

     10.  Adjustments.

          (a) Changes in Capitalization. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event that the outstanding number of shares of stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares subject to any Option outstanding under the Plan, and the exercise price of any such outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board, whose determination shall be conclusive. If there is any other change in the number or type of the outstanding shares of stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Board in its sole discretion determines that such change equitably requires an adjustment in the Options then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Board. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its stock or securities convertible into or exchangeable for shares of its stock.

          (b) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (c) below, then the following provisions shall apply:

               (i) Any Option outstanding on the date of such Change in Control ("Outstanding Option") that is not yet exercisable and vested on such date shall become fully exercisable and vested;

               (ii) Each Outstanding Option shall be assumed by the successor corporation (if any) or by a Parent or Subsidiary of the successor corporation (if any);

               (iii) Each Outstanding Option shall remain exercisable by the Optionee for a period of at least ninety (90) days from the date of the Change in Control; and

               (iv) Each Optionee with an Outstanding Option shall be provided with written notice of the period of exercisability provided for in subsection
(b)(iii) above promptly after the date of the Change in Control by the Company or by the entity surviving after the Change in Control.

          (c) Definition of "Change in Control". For purposes of this Section 10, a "Change in Control" means the happening of any of the following:

               (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

               (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

               (iv) a change in the composition of the Board occurring as a result of any one meeting of the stockholders of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either are (A) directors of the Company as of the date the Plan is approved by the stockholders, or (B) elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

     11.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange or market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the first granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                          CATALYST SEMICONDUCTOR, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD NOVEMBER 4, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                PROXY

                The undersigned stockholder of CATALYST SEMICONDUCTOR, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 4, 1999, and hereby appoints Radu M. Vanco and Thomas E. Gay III, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Catalyst Semiconductor, Inc. to be held on November 4, 1999 at 10:00 a.m. local time, at the offices of the Company at 1250 Borregas Avenue, Sunnyvale, California 94089, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below or on the reverse side.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE TWO CLASS I DIRECTORS IN THE MANNER DESCRIBED IN THE PROXY STATEMENT; (2) FOR AN AMENDMENT TO THE COMPANY'S 1993 DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 100,000 SHARES; AND
(3) FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2000.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). The Board of Directors unanimously recommends a vote FOR the Class I Director nominees and proposals 2 and 3.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SEE REVERSE SIDE

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


1.      Election of two Class I Directors

        Nominees:     Radu M. Vanco            [ ]   FOR     [ ]   WITHHELD

                      Hideyuki Tanigami        [ ]   FOR     [ ]   WITHHELD

2. To approve the amendment of the Company's 1993 Director Stock Option Plan to increase the number of shares issuable thereunder by 100,000 shares.

                [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

3. To ratify the appointment of PriceWaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending April 30, 2000.

                [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

4. The proxies are also authorized to vote, in their discretion on such other business as may properly come before the meeting or any adjournment or postponement hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held in the name of two or more persons, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         -----------------------------------
                                              (Please Print Your Name)

                                         -----------------------------------
                                             (Signature of Stockholder)

                                         -----------------------------------
                                                       (Date)